Exhibit 99.1

 U.S. Physical Therapy Reports Third Quarter and Nine Months Results


    HOUSTON--(BUSINESS WIRE)--Nov. 2, 2006--U.S. Physical Therapy, Inc. (NASDAQ:USPH), a national operator of physical and occupational therapy outpatient clinics, today reported results for the third quarter and nine months ended September 30, 2006.

    U.S. Physical Therapy's earnings from continuing operations for the third quarter and first nine months of 2006 were $1.9 million or $0.16 per share and $6.1 million or $0.51 per share, respectively. U.S. Physical Therapy's earnings, including discontinued operations, for the third quarter and first nine months of 2006 were $0.6 million or $0.05 per share and $4.2 million or $0.35 per share, respectively.

    Third Quarter 2006 compared to Third Quarter 2005

    -- Net revenue from continuing operations increased to $33.2 million from $33.0 million due to a 1.9% increase in patient visits to 341,000 which was partially offset by a decrease of $0.36 in net patient revenue per visit to $96.40.

    -- Clinic operating costs from continuing operations were 75.5% of net revenue versus 71.3% for the third quarter in the prior year. The increase is primarily attributable to clinic salaries and related costs increasing from 50.7% of net revenue to 52.8% of net revenue. The increase in clinic salaries and related costs was due to clinics opened or acquired within the past year partially offset by a decrease related to clinics owned for more than a year. Rent, clinic supplies, contract labor and other costs from continuing operations increased as a percentage of net revenue to 21.0% for the current quarter versus 19.5% in the prior year quarter.

    -- Corporate office costs were essentially flat for the two periods at $4.1 million or 12.5% of net revenue. The third quarter 2006 costs include $273,000 of equity compensation expense for stock options and restricted stock. There was no equity compensation expense recorded in the year earlier period as U.S. Physical Therapy adopted SFAS No. 123R on January 1, 2006.

    -- Net income from continuing operations decreased to $1.9 million from $2.6 million. Earnings from continuing operations per diluted share decreased to $0.16 from $0.21.

    -- Same store visits and revenues from continuing operations for clinics acquired or open for one year or more decreased 3.6% and 3.9%, respectively, on an adjusted comparable working days basis and 5% in total. The net rate for those clinics decreased $0.16 to $96.61.

    -- The Company closed 28 clinics during the third quarter incurring $1.7 million pre-tax in closure costs and impairment charges. The Company incurred operational losses during the third quarter from the discontinued operations of $426,000 pre-tax.

    -- Net income, after discontinued operations, decreased to $0.6 million from $2.4 million. Earnings per diluted share decreased to $0.05 from $0.20.

    First Nine Months 2006 compared to First Nine Months 2005

    -- Net revenue from continuing operations rose 7.7% to $101.4 million from $94.1 million due to a 7.7% increase in patient visits to 1,031,000 and an increase of $0.23 in net patient revenue per visit to $96.93.

    -- Clinic operating costs from continuing operations were 74.1% of net revenue versus 70.6% for the period in the prior year. The increase is primarily attributable to clinic salaries and related costs increasing from 50.0% of net revenue to 52.2% of net revenue. Increased salary costs related to ramp up of clinics opened or acquired less than one year accounted for majority of the increase while rising salary costs at facilities opened or acquired a year or more made up the balance. Rent, supplies, contract labor and other clinic costs increased from 19.6% of net revenues to 20.4%.

    -- Corporate office costs were $13.1 million or 13.0% of net revenue versus $12.3 million or 13.0%. The costs for the first nine months of 2006 include $0.7 million of equity compensation expense. There was no equity compensation expense recorded in the year earlier period.

    -- Net income from continuing operations decreased to $6.1 million from $7.4 million. Earnings from continuing operations per diluted share decreased to $0.51 from $0.61.

    -- Same store visits and revenues from continuing operations for clinics acquired or open for one year or more increased 2.0%. The net rate per visit for those clinics remained relatively the same.

    -- The Company closed 31 clinics during the first nine months incurring $1.9 million pre-tax in closure costs and impairment charges. The Company incurred operational losses from the discontinued operations of $1.2 million, pre-tax.

    -- Net income, after discontinued operations, decreased to $4.2 million from $7.2 million. Earnings per diluted share decreased to $0.35 from $0.59.

    Chris Reading, Chief Executive Officer, said, "I appreciate the focus, commitment and execution of our team in the third quarter. Closing our smaller, underperforming facilities will allow us to focus more time on supporting our successful partnerships and building our business. This past quarter we opened 7 new locations bringing our total clinic openings for the year to 27. Of the new locations, 18 are with new partners and 9 are satellites of existing operations. We remain focused on growing our base through well placed start-up and satellite locations as well as acquisitions.

    "Clinic operating costs have risen this year primarily due to a tight market for qualified therapists. We are beginning to see some improvement and believe that we can maintain a high standard of care while enhancing clinical productivity. Though market challenges are expected to continue near term, our Company is well positioned to grow and improve profitability by taking full advantage of the beneficial aspects of our partner ownership model."

    In the third quarter 2006, the Company acquired 173,734 shares of common stock through open market purchases at prices ranging from $11.80 to $14.99 for an average price during the quarter of $13.04. Since the inception of the current share repurchase program in the fall of 2004 the Company has acquired 1,168,000 shares or approximately 9.1% of the total shares outstanding. Approximately 150,000 shares remain available for purchase under the existing program.

    The Company closed the quarter with $15.9 million in cash and investments. Net of $0.5 million of acquired clinics seller notes, the adjusted net cash balance was approximately $15.4 million or $1.33 per outstanding share.

    U.S. Physical Therapy's management will host a conference call at 10:30 am Eastern Time, 9:30 am Central Time today to discuss the Company's third quarter and first nine months 2006 results. Interested parties may participate in the call by dialing 888-858-4756 or 973-582-2824 and enter reservation number 7953020 approximately 10 minutes before the call is scheduled to begin. To listen to the live call via webcast, go to the Company's Web site at www.usph.com at least 15 minutes early to register, download and install any necessary audio software. The conference call will be archived and can be accessed for approximately 90 days at this Web site.

    Forward-Looking Statements

    This press release contains statements that are considered to be forward-looking within the meaning under Section 21E of the Securities Exchange Act of 1934. These statements contain forward-looking information relating to the financial condition, results of operations, plans, objectives, future performance and business of our Company. These statements (often using words such as "believes", "expects", "intends", "plans", "appear", "should" and similar words) involve risks and uncertainties that could cause actual results to differ materially from those we project. Included among such statements are those relating to opening new clinics, availability of personnel and the reimbursement environment. The forward-looking statements are based on our current views and assumptions and actual results could differ materially from those anticipated in such forward-looking statements as a result of certain risks, uncertainties, and factors, which include, but are not limited to:

    --  revenue and earnings expectations;

    -- general economic, business, and regulatory conditions including federal and state regulations;

    -- availability and cost of qualified physical and occupational therapists;

    --  salary costs and personnel productivity;

    -- the failure of our clinics to maintain their Medicare certification status or changes in Medicare guidelines;

    -- competitive and/or economic conditions in our markets which may require us to close certain clinics and thereby incur closure costs and losses including the possible write-off or write-down of goodwill;

    -- changes in reimbursement rates or payment methods from third party payors including government agencies and deductibles and co-pays owed by patients;

    --  maintaining adequate internal controls;

    --  availability, terms, and use of capital;

    --  future acquisitions; and

    --  weather and other seasonal factors.

    Many factors are beyond our control. Given these uncertainties, you should not place undue reliance on our forward-looking statements. Please see periodic reports filed with the Securities and Exchange Commission (the "SEC") for more information on these factors. Our forward-looking statements represent our estimates and assumptions only as of the date of this report. Except as required by law, we are under no obligation to update any forward-looking statement, regardless of the reason the statement is no longer accurate.

    About U.S. Physical Therapy, Inc.

    Founded in 1990, U.S. Physical Therapy, Inc. operates 282 outpatient physical and/or occupational therapy clinics in 40 states. The Company's clinics provide preventative and post-operative care for a variety of orthopedic-related disorders and sports-related injuries, treatment for neurologically-related injuries and rehabilitation of injured workers. In addition to owning and operating clinics, the Company manages physical therapy facilities for third parties, including hospitals and physician groups. U.S. Physical Therapy, Inc. has been named for four consecutive years in Forbes Magazine's Best 200 Small Companies List.

    More information about U.S. Physical Therapy, Inc. is available at www.usph.com. The information included on that website is not incorporated into this press release.

    (See Attached Tables)


             U.S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF OPERATIONS
                (In thousands, except per share data)

                               Three Months Ended   Nine Months Ended
                                  September 30,       September 30,
                               ------------------- -------------------
                                 2006     2005 (a)   2006     2005 (a)
                               --------- --------- --------- ---------
                                   (unaudited)         (unaudited)
Net patient revenues            $32,865   $32,389   $99,937   $92,581
Management contract
 revenues                           319       502     1,460     1,514
Other revenues                        -        25        33        50
                               --------- --------- --------- ---------
Net revenues                     33,184    32,916   101,430    94,145

Clinic operating costs:
   Salaries and related
    costs                        17,513    16,699    52,934    47,049
   Rent, clinic supplies,
    contract labor and
    other                         6,953     6,408    20,671    18,498
   Provision for doubtful
    accounts                        592       357     1,564       958
                               --------- --------- --------- ---------
                                 25,058    23,464    75,169    66,505

Corporate office costs            4,136     4,072    13,138    12,269
                               --------- --------- --------- ---------
Operating income from
 continuing operations            3,990     5,380    13,123    15,371
Other income (expense):
   Interest and investment
    income, net                     102        84       269       271
   Loss in unconsolidated
    joint venture                    --       (18)      (31)      (18)
   Minority interests in
    subsidiary
limited partnerships             (1,043)   (1,180)   (3,429)  ( 3,663)
                               --------- --------- --------- ---------
                                   (941)   (1,114)   (3,191)   (3,410)
Income before income taxes
 from continuing operations       3,049     4,266     9,932    11,961
Provision for income taxes        1,165     1,674     3,806     4,598
                               --------- --------- --------- ---------

Net income from continuing
 operations                       1,884     2,592     6,126     7,363
Discontinued operations:
  Loss from discontinued
   operations                    (2,105)     (342)   (3,056)     (308)
  Tax benefit from
   discontinued operations          773       127     1,122       114
                               --------- --------- --------- ---------
                                 (1,332)     (215)   (1,934)     (194)
                               --------- --------- --------- ---------
Net Income                         $552    $2,377    $4,192    $7,169
                               ========= ========= ========= =========
Earnings per share:
Basic - income from
 continuing operations
 (Note 1)                         $0.16     $0.21     $0.52     $0.62
Basic - loss from
 discontinued operations
 (Note 1)                         (0.11)    (0.01)    (0.16)    (0.02)
                               --------- --------- --------- ---------
   Total basic earnings per
    share                         $0.05     $0.20     $0.36     $0.60
                               ========= ========= ========= =========
Diluted - income from
 continuing operations
 (Note 1)                         $0.16     $0.21     $0.51     $0.61
Diluted - loss from
 discontinued operations
 (Note 1)                         (0.11)    (0.01)    (0.16)    (0.02)
                               --------- --------- --------- ---------
   Total diluted earnings
    per share                     $0.05     $0.20     $0.35     $0.59
                               ========= ========= ========= =========

(a) Prior period results have been reclassified to conform with the current year presentation. Prior year results show the operational losses of the 2006 closed clinics in discontinued operations.


             U.S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES

                   CONSOLIDATED EARNINGS PER SHARE
                (In thousands, except per share data)

Note 1: The following table sets forth the computation of basic and diluted earnings per share:

                               Three Months Ended   Nine Months Ended
                                  September 30,       September 30,
                               ------------------- -------------------
                                   2006      2005      2006      2005
                               --------- --------- --------- ---------
                                   (unaudited)         (unaudited)
Numerator:
 Net income from continuing
  operations                     $1,884    $2,592    $6,126    $7,363
 Net loss from discontinued
  operations                     (1,332)     (215)   (1,934)     (194)
                               --------- --------- --------- ---------
 Net income                        $552    $2,377    $4,192    $7,169
                               --------- --------- --------- ---------

                               ========= ========= ========= =========
Denominator:
 Denominator for basic
  earnings per share ---
 weighted-average shares         11,675    11,982    11,750    11,953
 Effect of dilutive
  securities:
 Stock options                      126       158       151       151
                               --------- --------- --------- ---------
 Denominator for diluted
  earnings per share ---
 adjusted weighted-average
  shares and
 assumed conversions             11,801    12,140    11,901    12,104
                               ========= ========= ========= =========

 Earnings per share:
 Basic - income from
  continuing operations           $0.16     $0.21     $0.52     $0.62
 Basic - loss from
  discontinued operations         (0.11)    (0.01)    (0.16)    (0.02)
                               --------- --------- --------- ---------
   Total basic earnings per
    share                         $0.05     $0.20     $0.36     $0.60
                               ========= ========= ========= =========

 Diluted - income from
  continuing operations           $0.16     $0.21     $0.51     $0.61
 Diluted - loss from
  discontinued operations         (0.11)    (0.01)    (0.16)    (0.02)
                               --------- --------- --------- ---------
   Total basic earnings per
    share                         $0.05     $0.20     $0.35     $0.59
                               ========= ========= ========= =========


             U.S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES
                     CONSOLIDATED BALANCE SHEETS
          (In thousands, except share and per share amounts)

                                           September 30, December 31,
                                               2006          2005
                                           ------------- -------------
                                            (unaudited)
ASSETS
Current assets:
  Cash and cash equivalents                     $14,339       $12,352
  Marketable securities - available for
   sale                                           1,550         2,650
  Patient accounts receivable, less
   allowance for doubtful accounts of
   $1,508 and $1,621, respectively               20,702        19,661
  Accounts receivable -- other                      415           761
  Other current assets                            1,954         1,428
                                           ------------- -------------
          Total current assets                   38,960        36,852
Fixed assets:
  Furniture and equipment                        23,912        23,010
  Leasehold improvements                         14,905        14,556
                                           ------------- -------------
                                                 38,817        37,566
  Less accumulated depreciation and
   amortization                                  25,050        23,825
                                           ------------- -------------
                                                 13,767        13,741
Goodwill                                         15,444        14,339
Other assets                                      1,003         1,587
                                           ------------- -------------
                                                $69,174       $66,519
                                           ============= =============

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Accounts payable -- trade                      $1,149        $1,721
  Accrued expenses                                7,685         5,150
  Current portion of notes payable                  244           244
                                           ------------- -------------
          Total current liabilities               9,078         7,115
Notes payable                                       280           483
Deferred rent                                     1,103         1,263
Other long-term liabilities                       1,627         1,159
                                           ------------- -------------
          Total liabilities                      12,088        10,020
Minority interests in subsidiary limited
 partnerships                                     2,872         3,024
Commitments and contingencies
Shareholders' equity:
  Preferred stock, $.01 par value, 500,000
   shares authorized, no shares issued and
   outstanding                                       --            --
  Common stock, $.01 par value, 20,000,000
   shares authorized, 13,666,847 and
   13,645,167 shares issued at September
   30, 2006 and December 31, 2005,
   respectively                                     137           136
  Additional paid-in capital                     35,209        35,037
  Additional paid-in capital, equity-based
   compensation                                     721            --
  Retained earnings                              48,600        44,408
 Treasury stock at cost, 2,114,737 and
  1,809,785 shares held at September 30,
  2006 and December 31, 2005, respectively      (30,453)      (26,106)
                                           ------------- -------------
          Total shareholders' equity             54,214        53,475
                                           ------------- -------------
                                                $69,174       $66,519
                                           ============= =============


             U.S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES
           CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (In thousands)

                                                 Nine Months Ended
                                                   September 30,
                                             -------------------------
                                                2006         2005
                                             ------------ ------------
                                             (unaudited)  (unaudited)
Operating activities
  Net income                                      $4,192       $7,169
  Depreciation and amortization                    3,374        3,213
  Loss on sale or disposal of fixed assets           472           23
  Minority interest in earnings                    3,369        3,663
  Provision for doubtful accounts                  1,649        1,025
  Equity-based awards compensation expense           737           --
  Tax benefit from exercise of options                --          650
  Impairment charge - goodwill                       192          145
  Deferred income taxes                              (71)          76
  Recognition of deferred rent subsidies            (306)        (280)
  Other                                               --           44
  Changes in working capital                         336         (437)
                                             ------------ ------------
      Net cash provided by operating
       activities                                 13,944       15,291

Investing activities
  Purchase of fixed assets                        (3,920)      (3,006)
  Acquisition of minority interests,
   included in goodwill                           (1,207)      (1,319)
  Purchase of businesses                             (54)      (5,000)
  Purchase of marketable securities -
   available for sale                               (100)     (11,900)
  Proceeds on sale of marketable securities
   - available for sale                            1,200        9,500
  Proceeds on sale of fixed assets                    38          201
                                             ------------ ------------
     Net cash used in investing activities        (4,043)     (11,524)

Financing activities
  Payment of notes payable                          (203)        (111)
  Repurchase of common stock                      (4,347)      (5,106)
  Excess tax benefit from stock options
   exercised                                          73           --
  Proceeds from exercise of stock options             84        1,208
  Distributions to minority investors             (3,521)      (4,186)
                                             ------------ ------------
     Net cash used in financing activities        (7,914)      (8,195)

         Change in cash and cash equivalents      $1,987      $(4,428)
                                             ============ ============


             U.S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES
                 RECAP OF CLINIC DEVELOPMENT ACTIVITY

                                                               Number
                                                                 of
                                  Opened Closed Sold Acquired Clinics
                                  ------ ------ ---- -------- --------
As of December 31, 2004                                           264

First Quarter 2005, March 31, 2005    6     --   (1)      --      269

Second Quarter 2005, June 30, 2005    7     (1)  (1)       3      277

Third Quarter 2005, September 30,
 2005                                 5     --   --       --      282

Fourth Quarter 2005, December 31,
 2005                                10     (8)  --        2      286
                                  ------ ------ ---- -------- --------

Year 2005, December 31, 2005         28     (9)  (2)       5      286
                                  ====== ====== ==== ======== ========

First Quarter 2006, March 31, 2006   12     --   --       --      298

Second Quarter 2006, June 30, 2006    8     (3)  --       --      303

Third Quarter 2006, September 30,
 2006                                 7    (28)  --       --      282
                                  ------ ------ ---- -------- --------

Nine Months Ended September 30,
 2006                                27    (31)  --       --      282
                                  ====== ====== ==== ======== ========

    CONTACT: U.S. Physical Therapy, Inc., Houston
             Larry McAfee, 713-297-7000
             Chief Financial Officer
             or
             Chris Reading, 713-297-7000
             Chief Executive Officer